UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2014

MED-CANNABIS PHARMA INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54770	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2544 Tarpley Road Suite 12, Carrollton, TX 75006
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  214-666-8364

__________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Med-Cannabis Pharma, Inc. (the “Company”) has accepted the resignation of one of its directors. On October 27, 2014, Peter A. Preksto resigned from the Company. The Company has not appointed a director to replace Mr. Preksto.

ITEM 8.01 Other Events.

The Company formed a new wholly-owned subsidiary, Medical Management Systems, Inc. (“MMS”), an Oregon corporation. The new subsidiary was formed to act as a management company for medical marijuana dispensaries in Oregon. The Company, through MMS, has agreed to act as manager of dispensary anticipated to be opened in Bend, Oregon in December, 2014.

In connection with the formation of MMS, the Company negotiated an extension of its current $200,000 line of credit. The lender agreed to extent the Company an additional $200,000 line of credit, at ten percent (10%) interest, subject to the lender’s approval of any material expenditures.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2014	MED-CANNABIS PHARMA, INC.

/s/ Graciela Moreno

Graciela Moreno, CEO

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